UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

Veritone, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38093	47-1161641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Anton Boulevard, Suite 100

Costa Mesa, California 92626

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 888-507-1737

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2018 Performance-Based Stock Incentive Plan and Grants to Chad Steelberg and Ryan Steelberg

On June 29, 2018, the stockholders of Veritone, Inc. (the “Company”) approved the Company’s 2018 Performance-Based Stock Incentive Plan (the “Plan”), and approved grants of performance-based nonstatutory stock options (each, a “Performance Option”) to Chad Steelberg, the Company’s Chief Executive Officer (the “CEO Award”), and Ryan Steelberg, the Company’s President (the “President Award”), under the Plan. The CEO Award and the President Award had been approved on May 6, 2018 by a special committee of the Board of Directors of the Company, comprised of independent and disinterested members of the Board (the “Special Committee”), subject to further approval by an affirmative vote of a majority of the shares of the Company’s common stock owned by stockholders that are not affiliated with Chad Steelberg or Ryan Steelberg, in a fully-informed, non-coerced and non-waivable vote of such stockholders. The Plan had been approved by the Company’s Board of Directors on May 30, 2018, subject to stockholder approval.

The Plan allows the Company to grant Performance Options to the Company’s executive officers and other employees as an incentive for them to remain in service with the Company and to further align their interests with the interests of the Company’s stockholders. A total of 4,200,000 shares of the Company’s common stock have been authorized for issuance under the Plan. The number of shares of common stock underlying the CEO Award is 1,809,900, and the number of shares underlying the President Award is 1,357,425.

All Performance Options granted under the Plan will become exercisable in three equal tranches (subject to rounding) based on the achievement of the stock price goals for the Company’s common stock set forth in the table below:

Tranche	Stock Price Goal
1	$49.15 per share
2	$98.31 per share
3	$196.62 per share

For each tranche to become exercisable, the closing price per share of the Company’s common stock must meet or exceed the applicable stock price goal for a period of 30 consecutive trading days. The vesting of each tranche will be subject to the awardee’s continued service with the Company, as defined in the Plan specifically for the Company’s Chief Executive Officer, President, and all other awardees, as of the date on which the applicable stock price goal is determined to be achieved; provided, however, that a Performance Option will remain eligible to become exercisable after the cessation of an awardee’s continued service under certain circumstances, as further described in the Plan.

The exercise price of each Performance Option granted under the Plan will not be less than 100% of the fair market value of the Company’s common stock on the date of grant. The exercise price of each of the CEO Award and the President Award is $21.25 per share, which was the closing market price of the Company’s common stock on the Nasdaq Global Market on May 4, 2018, the last trading day prior to the date on which the Special Committee approved such awards (which was not a trading day). Each Performance Option will have a term of ten years following the grant date, subject to earlier termination in the case of cessation of the awardee’s continued service with the Company, as further described in the Plan.

The foregoing descriptions of the Plan, the CEO Award and the President Award do not purport to be complete and are qualified in their entirety by reference to the Plan, the CEO Award Agreement and the President Award Agreement. A copy of the Plan is included as Appendix A to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 1, 2018, and is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K. Copies of the CEO Award Agreement and the President Award Agreement are included as Exhibits B and C to the Plan, and are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the form of Award Agreement to be used for any grants of Performance Options to other awardees (including the Company’s other executive officers) under the Plan is included as Exhibit A to the Plan, and is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on June 29, 2018. Of the 16,285,232 shares of the Company’s common stock issued and outstanding and entitled to vote at the meeting, there were present at the meeting, in person or by proxy, the holders of 14,804,722 shares of common stock, representing approximately 90.91% of the total number of shares entitled to vote at the meeting. The following three proposals were presented and voted on at the meeting:

Proposal 1

To elect three nominees, Nathaniel L. Checketts, Jeff P. Gehl and Christopher J. Oates, as members of the Board of Directors, to serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2021. The three nominees were elected by a plurality of the total votes cast in person or by proxy. The voting results were:

Nominee	For	Withheld	Broker Non-Votes
Nathaniel L. Checketts	11,441,839	440,101	2,922,782
Jeff P. Gehl	11,383,111	498,829	2,922,782
Christopher J. Oates	11,440,749	441,191	2,922,782

Proposal 2

To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Such proposal was approved by more than a majority of the total votes of shares of the Company’s common stock cast in person or by proxy. The voting results were:

For	Against	Abstain	Broker Non-Votes
14,779,619	9,330	15,773	—

For this proposal, the approval of which required the affirmative vote of the holders of a majority of the total votes of shares of the Company’s common stock actually cast, abstentions had no effect on the outcome of the vote.

Proposal 3

To approve the Company’s 2018 Performance-Based Stock Incentive Plan and the grants of the CEO Award and the President Award. The approval of this proposal required (1) the affirmative vote of the holders of a majority of the total votes of shares of the Company’s common stock cast in person or by proxy, and (2) the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock not owned, directly or indirectly, by Chad Steelberg, Ryan Steelberg or their affiliates. Such proposal was approved as to both required votes.

Chad Steelberg, Ryan Steelberg and their affiliates recused themselves from voting any shares of the Company’s common stock owned by them, directly or indirectly, on the approval of this proposal. Accordingly, all voting results on this proposal shown below exclude the shares owned, directly or indirectly, by Chad Steelberg, Ryan Steelberg and their affiliates (even though such shares may have been voted on the other proposals at the meeting). The voting results were:

For	Against	Abstain	Broker Non-Votes
7,040,046	577,347	54,042	2,922,782

For the first required vote, approval of the proposal required the affirmative vote of the holders of a majority of the total votes of shares of the Company’s common stock actually cast. Accordingly, abstentions and broker non-votes had no effect on the outcome of the vote, and the proposal was approved by approximately 92.4% of the votes cast.

For the second required vote, a total of 12,023,301 shares of the Company’s common stock were outstanding as of the record date for the meeting, excluding a total of 4,261,931 shares owned, directly or indirectly, by Chad Steelberg, Ryan Steelberg and their affiliates. Approval of the proposal required the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock not owned, directly or indirectly, by Chad Steelberg, Ryan Steelberg or their affiliates. Accordingly, abstentions and broker non-votes had the same effect as votes against such proposal. The proposal was approved by approximately 58.6% of the outstanding shares of the Company’s common stock not owned, directly or indirectly, by Chad Steelberg, Ryan Steelberg or their affiliates.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	2018 Performance-Based Stock Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 1, 2018).

10.2	CEO Award Agreement between Chad Steelberg and the Company evidencing the Performance Option granted to Chad Steelberg on May 6, 2018 and approved by the Company’s stockholders on June 29, 2018.

10.3	President Award Agreement between Ryan Steelberg and the Company evidencing the Performance Option granted to Ryan Steelberg on May 6, 2018 and approved by the Company’s stockholders on June 29, 2018.

10.4	Form of Award Agreement to be used under the 2018 Performance-Based Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 5, 2018	VERITONE, INC.

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Executive Vice President, General Counsel and Secretary